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                                                                      Exhibit 24


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS THAT the undersigned directors and officers of Zaxis International Inc., a Delaware corporation, does hereby constitute and appoint Charles L. Maimbourg a true and lawful individual in his name, place and stead, in any and all capacities, to sign his name to Annual Reports on Form 10-KSB for the year ended December 31, 1999 under the Securities Exchange Act of 1934, as amended, and to any and all amendments, of said Company, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said individual full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said individuals or any one of them shall lawfully do or cause to be done by virtue hereof.

Dated: March 24, 2000

/S/Ronald Hanson                    Chairman of the Board     March 25, 2000
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Ronald Hanson

/S/Stephen Anderson                 Director                  March 25, 2000
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Stephen Anderson

/S/Dr. Mal Eutick, OAM              Director                  March 28, 2000
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Dr. Mal Eutick, OAM

/S/Steven Ficyk                     Director                  March 24, 2000
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Steven Ficyk

/S/Melvin Weisblatt                 Director                  March 24, 2000
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Melvin Weisblatt

/S/John Hrobsky                     President & Chief         March 24, 2000
---------------------------         Executive Officer
John Hrobsky